AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1998
                                                      Registration No. 333-____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                --------------

                                 MATTEL, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                    95-1567322
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)


                           333 Continental Boulevard
                       El Segundo, California 90245-5012
                                (310) 252-2000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             --------------------

             The Mattel, Inc. 1997 Premium Price Stock Option Plan
                           (Full title of the plan)

                              LEE B. ESSNER, ESQ.
               Assistant General Counsel and Assistant Secretary
                                 Mattel, Inc.
                           333 Continental Boulevard
                       El Segundo, California 90245-5012
                                (310) 252-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ----------------------

                                  COPIES TO:
                            Ashley N. Giesler, Esq.
                              Riordan & McKinzie
                          300 South Grand, 29th Floor
                         Los Angeles, California 90071
                                (213) 629-4824

                        CALCULATION OF REGISTRATION FEE

 =================================================================================================
                                                  PROPOSED           PROPOSED
 TITLE OF EACH CLASS OF          AMOUNT           MAXIMUM             MAXIMUM          AMOUNT OF
    SECURITIES TO BE             TO BE         OFFERING PRICE        AGGREGATE        REGISTRATION
       REGISTERED           REGISTERED (1)     PER SHARE (2)    OFFERING PRICE (2)        FEE
-------------------------------------------------------------------------------------------------
Common Stock                1,000,000 shares        $37.125             $37,125,000     $10,320.75
==================================================================================================

(1) 20 million shares of Common Stock were previously registered pursuant to Registration Statement No. 333-47461. Shares of the Company's Common Stock are accompanied by the Company's Preference Share Purchase Rights (the "Rights") which, until the occurrence of any of certain prescribed events, are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with the Company's Common Stock. Upon the occurrence of such prescribed events, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions. There are also registered an undetermined number of additional shares of Common Stock that may be sold in accordance with the provisions of the Plan in the event of any change in the outstanding shares of Common Stock of the Company, including a stock dividend or stock split.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales price on November 16, 1998, respectively, as reported on the New York Stock Exchange.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; its Current Reports on Form 8-K dated January 23, 1998, February 5, 1998, April 17, 1998, June 16, 1998, July 16, 1998, July 24, 1998, August 21, 1998,
         September 30, 1998, October 29, 1998 and November 17, 1998; and its Notice of Annual Meeting of Stockholders and Proxy Statement, dated March 30, 1998;

     (c) The description of the Company's Common Stock contained in the Company's Current Report on Form 8-K filed with the Commission on November 17, 1998;

     (d) The contents of the Registration Statement of the Company on Form S-8 dated March 6, 1998, Registration No. 333-47461; and

     (e) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the shares of Common Stock registered hereby (the "Shares") has been passed upon for the Company by Lee B. Essner, Esq., Assistant General Counsel of the Company.


ITEM 8.   EXHIBITS.

     +  5.1    Opinion of Lee B. Essner, Esq.

     + 23.1    Consent of PricewaterhouseCoopers LLP.

     + 23.2    Consent of Deloitte & Touche LLP.

       23.3    Consent of Lee B. Essner, Esq. (included in Exhibit 5.1).

       24.1    Power of Attorney with respect to the Company (see page II-2).
_____________
+    Filed herewith.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, State of California, on November 18, 1998.

                              MATTEL, INC.



                              By:  /s/ Harry J. Pearce
                                   ---------------------
                                   Harry J. Pearce, Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Jill E. Barad, Ned Mansour, Robert Normile, Lee B. Essner and John L. Vogelstein, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this Registration Statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                                 Title                              Date
---------------------------------------------------------------------------------------------------
/s/  Jill E. Barad                Chairman of the Board, President and            November 18, 1998
------------------------------    Chief Executive Officer
Jill E. Barad


/s/  Harry J. Pearce              Chief Financial Officer (Principal              November 18, 1998
-----------------------------     Financial Officer)
Harry J. Pearce



/s/  Kevin M. Farr                Senior Vice President and Controller            November 18, 1998
-----------------------------     (Chief Accounting Officer)
Kevin M. Farr


/s/  Dr. Harold Brown             Director                                        November 18, 1998
-----------------------------
Dr. Harold Brown


/s/  Tully M. Friedman            Director                                        November 18, 1998
-----------------------------
Tully M. Friedman


/s/  Joseph C. Gandolfo           Director and President, Worldwide               November 18, 1998
-----------------------------     Manufacturing Operations
Joseph C. Gandolfo


/s/  Ronald M. Loeb               Director                                        November 18, 1998
-----------------------------
Ronald M. Loeb


/s/  Ned Mansour                  Director and President, Corporate               November 18, 1998
----------------------------      Operations
Ned Mansour


/s/  Dr. Andrea L. Rich           Director                                        November 18, 1998
-----------------------------
Dr. Andrea L. Rich


/s/  William D. Rollnick          Director                                        November 18, 1998
-----------------------------
William D. Rollnick


/s/  Pleasant T. Rowland          Vice-Chairman of the Board and                  November 18, 1998
-----------------------------     President, The Pleasant Company
Pleasant T. Rowland


/s/  Christopher A. Sinclair      Director                                        November 18, 1998
-----------------------------
Christopher A. Sinclair


/s/  Bruce L. Stein               Director, President, Mattel Worldwide           November 18, 1998
-----------------------------     and Chief Operating Officer
Bruce L. Stein


/s/  John L. Vogelstein           Director                                        November 18, 1998
-----------------------------
John L. Vogelstein

                               INDEX TO EXHIBITS


SEQUENTIALLY                             DESCRIPTION                              SEQUENTIALLY
 NUMBERED                                ------------                               NUMBERED
  EXHIBIT                                                                             PAGE
------------                                                                      ------------
      +  5.1   Opinion of Lee B. Essner, Esq. ..................................
      + 23.1   Consent of PricewaterhouseCoopers LLP ...........................
      + 23.2   Consent of Deloitte and Touche LLP ..............................
        23.3   Consent of Lee B. Essner, Esq. (included in Exhibit 5.1) ........
        24.1   Power of Attorney with respect to the Company (see page II-2) ...

-------------------
+      Filed herewith.